Exhibit 99.1

Media	Investors
Janis Allen	Isaac Garden
(805) 330-4899	(818) 264-4907

PennyMac Financial Services, Inc. Reports

Record Third Quarter 2020 Results

Westlake Village, CA, November 5th, 2020 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $535.2 million for the third quarter of 2020, or $7.03 per share on a diluted basis, on revenue of $1.1 billion. Book value per share increased to $41.67 from $34.26 at June 30, 2020.

PFSI’s Board of Directors declared a third quarter cash dividend of $0.15 per share, payable on November 25, 2020, to common stockholders of record as of November 16, 2020.

Third Quarter 2020 Highlights

•	Pretax income was $728.3 million, up 52 percent from the prior quarter and 338 percent from the third quarter of 2019

o	Increase from a record second quarter, driven by higher income in both production and servicing

o	Issued $500 million of 5.375% Senior Unsecured Notes; issued an additional $150 million after quarter end

o	Repurchased approximately 118,000 shares of PFSI’s common stock for an approximate cost of $6.9 million

•	Production segment pretax income was $613.3 million, up 14 percent from the prior quarter and 242 percent from the third quarter of 2019, driven by continued growth in direct lending and strong performance across all channels

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o	Direct lending interest rate lock commitments (IRLCs) were $16.4 billion in unpaid principal balance (UPB), up 26 percent from the prior quarter and 153 percent from the third quarter of 2019

–	$10.9 billion in UPB of IRLCs in the consumer direct channel; $5.5 billion in UPB of IRLCs in the broker direct channel

o	Government correspondent IRLCs totaled $20.2 billion in UPB, up 56 percent from the prior quarter and 27 percent from the third quarter of 2019

o	Total loan acquisitions and originations were $54.2 billion in UPB, up 44 percent from the prior quarter and 55 percent from the third quarter of 2019

o	Correspondent acquisitions of conventional loans fulfilled for PennyMac Mortgage Investment Trust (NYSE: PMT) were $27.4 billion in UPB, up 45 percent from the prior quarter and 64 percent from the third quarter of 2019

•	Servicing segment pretax income was $111.7 million, versus pretax losses of $62.4 million in the prior quarter and $18.1 million in the third quarter of 2019

o	Pretax income excluding valuation-related items was $179.5 million, up 107 percent from the prior quarter and 612 percent from the third quarter of 2019, driven primarily by loss mitigation activities related to COVID-19

–	$37.0 million in mortgage servicing rights (MSR) fair value losses and $9.7 million in hedging and other gains; net impact on pretax income related to these items was $(27.4) million and on earnings per share was $(0.26)

–	Valuation-related items also included a $40.5 million provision for credit losses on active loans related to COVID-19

o	Servicing portfolio grew to $401.9 billion in UPB, up 4 percent from June 30, 2020 and 15 percent from September 30, 2019, driven by large production volumes offsetting elevated prepayment activity

•	Investment Management segment pretax income was $3.3 million, down from $4.7 million in the prior quarter and $5.0 million in the third quarter of 2019

o	Net assets under management (AUM) were $2.3 billion, up 2 percent from June 30, 2020

o	Revenue of $9.8 million, down from $10.5 million in the prior quarter which included gains related to PMT shares owned by PFSI

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“PennyMac Financial again delivered record earnings in the third quarter, driven by increases in income from both our production and servicing segments,” said President and CEO David Spector. “Record production income resulted from outstanding performance across all channels and continued growth in our higher-margin consumer and broker direct lending channels.  We continue to add capacity for further growth and now have more than 6,000 PennyMac employees throughout our operations across the country. Our servicing portfolio grew to over $400 billion in UPB thanks to our record production volumes which more than offset elevated prepayment speeds, and servicing made a significant contribution to the company's earnings driven by COVID-related loss mitigation activities.”

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The following table presents the contributions of PennyMac Financial’s segments to pretax income:

	Quarter ended September 30, 2020
	Mortgage Banking			Investment
	Production	Servicing	Total	Management	Total
	(in thousands)
Revenue
Net gains on loans held for sale at fair value	$700,830	$154,439	$855,269	$-	$855,269
Loan origination fees	75,572	-	75,572	-	75,572
Fulfillment fees from PMT	54,839	-	54,839	-	54,839
Net loan servicing fees	-	132,807	132,807	-	132,807
Management fees	-	-	-	8,508	8,508
Net interest income (expense):
Interest income	26,050	26,902	52,952	-	52,952
Interest expense	18,325	44,850	63,175	4	63,179
	7,725	(17,948)	(10,223)	(4)	(10,227)
Other	132	1,802	1,934	1,290	3,224
Total net revenue	839,098	271,100	1,110,198	9,794	1,119,992
Expenses	225,817	159,407	385,224	6,477	391,701
Pretax income	$613,281	$111,693	$724,974	$3,317	$728,291

Production Segment

The Production segment includes the correspondent acquisition of newly originated government-insured mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PMT and direct lending through the consumer direct and broker direct channels, including the underwriting and acquisition of loans from correspondent sellers on a non-delegated basis.

PennyMac Financial’s loan production activity for the quarter totaled $54.2 billion in UPB, $26.8 billion of which was for its own account, and $27.4 billion of which was fee-based fulfillment activity for PMT. Correspondent government and direct lending IRLCs totaled $36.6 billion in UPB, up 41 percent from the prior quarter and 63 percent from the third quarter of 2019.

Production segment pretax income was $613.3 million, up 14 percent from the prior quarter and 242 percent from the third quarter of 2019. Production revenue totaled $839.1 million, up 14 percent from the prior quarter and 166 percent from the third quarter of 2019. The quarter-over-quarter increase was driven by an $81.1 million increase in net gains on loans held for sale as a result of volume growth in all production channels, somewhat offset by decreases in margins from peak levels in the prior quarter, and a $16.6 million increase in loan origination fees driven by record volumes.

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The components of net gains on loans held for sale are detailed in the following table:

	Quarter ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(in thousands)
Receipt of MSRs and recognition of MSLs in loan sale transactions	$245,946	$225,534	$227,256
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(9,776)	(5,662)	(1,896)
Provision of liability for representations and warranties, net	(2,746)	(2,919)	(1,333)
Cash investment (1)	533,292	275,473	(108,408)
Fair value changes of pipeline, inventory and hedges	88,553	189,747	120,113
Net gains on mortgage loans held for sale	$855,269	$682,173	$235,732
Net gains on mortgage loans held for sale by segment:
Production	$700,830	$619,728	$216,132
Servicing	$154,439	$62,445	$19,600

(1) Net of cash hedging results

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT from non-affiliates in its correspondent production business. These services include, but are not limited to, marketing, relationship management, correspondent seller approval and monitoring, loan file review, underwriting, pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT.

Fees earned from the fulfillment of correspondent loans on behalf of PMT totaled $54.8 million in the third quarter, up 4 percent from the prior quarter and up 21 percent from the third quarter of 2019. The quarter-over-quarter increase in fulfillment fee revenue was driven primarily by a 45 percent increase in acquisition volumes by PMT offset by a decrease in the weighted average fulfillment fee rate to 20 basis points from 28 basis points in the prior quarter. The fulfillment fee rate decrease was related to the implementation of updated intercompany agreements between PFSI and PMT in the third quarter.

Net interest income totaled $7.7 million, up from $6.6 million in the prior quarter and $4.0 million in the third quarter of 2019.

Production segment expenses were $225.8 million, up 13 percent from the prior quarter and 66 percent from the third quarter of 2019, as a result of the increase in volumes across all channels.

Servicing Segment

The Servicing segment includes income from owned MSRs, subservicing and special servicing activities. Servicing segment pretax income was $111.7 million, versus a pretax loss of $62.4 million in the prior quarter and a pretax loss of $18.1 million in the third quarter of 2019. Servicing segment net revenues totaled $271.1 million, up 273 percent from the prior quarter and 148 percent from the third quarter of 2019, driven by increases in net loan servicing fees and net gains on loans held for sale at fair value.

Revenue from net loan servicing fees totaled $132.8 million, up from $22.3 million in the prior quarter, as a result of lower net valuation related losses. Revenue from net loan servicing fees included $250.4 million in servicing fees, reduced by $90.2 million from the realization of MSR cash flows. Net valuation-related losses totaled $27.4 million, and included MSR fair value losses of $37.0 million, and hedging and other gains of $9.7 million.

The following table presents a breakdown of net loan servicing fees:

	Quarter ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(in thousands)
Loan servicing fees (1)	$250,368	$243,254	$224,949
Changes in fair value of MSRs and MSLs resulting from:
Realization of cash flows	(90,187)	(97,435)	(117,220)
Change in fair value inputs	(37,030)	(108,354)	(295,510)
Change in fair value of excess servicing spread financing	3,135	636	3,864
Hedging gains (losses)	6,521	(15,764)	250,146
Net change in fair value of MSRs and MSLs	(117,561)	(220,917)	(158,720)
Net loan servicing fees	$132,807	$22,337	$66,229

(1) Includes contractually-specified servicing fees

Servicing segment revenue included $154.4 million in net gains on loans held for sale related to reperforming government-insured and guaranteed loans, up significantly from $62.4 million in the prior quarter and $19.6 million in the third quarter of 2019, as a result of loss mitigation activity on loans emerging from forbearance. These previously delinquent loans were purchased out of Ginnie Mae securitizations and brought back to performing status through PennyMac Financial’s successful servicing efforts, primarily through loan modifications or FHA Partial Claims. With respect to the FHA Partial Claims, the reperforming loans must remain current for a minimum of six months to be eligible for resecuritization. Net interest expense totaled $17.9 million, versus net interest expense of $12.4 million in the prior quarter and net interest income of $23.1 million in the third quarter of 2019. Interest income was $26.9 million, down from $28.1 million in the prior quarter, driven by lower income related to custodial deposit balances as earnings rates decreased. Interest expense was $44.9 million, up from $40.6 million in the prior quarter driven by the financing of increased balances of loans purchased out of Ginnie Mae securitizations.

Servicing segment expenses totaled $159.4 million, up 18 percent from the prior quarter driven by higher operational expenses and provisions for credit losses due to COVID-related delinquencies.

The total servicing portfolio grew to $401.9 billion in UPB at September 30, 2020, an increase of 4 percent from June 30, 2020 and 15 percent from September 30, 2019. PennyMac Financial subservices and conducts special servicing for $156.5 billion in UPB, an increase of 6 percent from June 30, 2020 and 30 percent from September 30, 2019. PennyMac Financial’s owned MSR portfolio grew to $245.4 billion in UPB, an increase of 2 percent from June 30, 2020 and 8 percent from September 30, 2019.

The table below details PennyMac Financial’s servicing portfolio UPB:

	September 30, 2020	June 30, 2020	September 30, 2019
	(in thousands)
Prime servicing:
Owned
Mortgage servicing rights
Originated	$187,134,080	$180,277,670	$157,437,101
Acquisitions	47,716,917	53,530,059	63,778,892
	234,850,997	233,807,729	221,215,993
Mortgage servicing liabilities	1,799,562	2,130,520	2,327,687
Loans held for sale	8,749,673	4,672,171	4,323,252
	245,400,232	240,610,420	227,866,932
Subserviced for PMT	156,425,439	147,612,389	120,460,120
Total prime servicing	401,825,671	388,222,809	348,327,052
Special servicing - subserviced for PMT	71,129	83,066	147,956
Total loans serviced	$401,896,800	$388,305,875	$348,475,008

Loans serviced:
Owned
Mortgage servicing rights	$234,850,997	$233,807,729	$221,215,993
Mortgage servicing liabilities	1,799,562	2,130,520	2,327,687
Loans held for sale	8,749,673	4,672,171	4,323,252
	245,400,232	240,610,420	227,866,932
Subserviced	156,496,568	147,695,455	120,608,076
Total loans serviced	$401,896,800	$388,305,875	$348,475,008

Investment Management Segment

PennyMac Financial manages PMT for which it earns base management fees and may earn incentive compensation. Net AUM were $2.3 billion as of September 30, 2020, up 2 percent from June 30, 2020, due to an increase in PMT’s book value primarily driven by strong results in its Correspondent Production segment and income from its government-sponsored enterprise credit risk transfer investments.

Pretax income for the Investment Management segment was $3.3 million, down from $4.7 million in the prior quarter and $5.0 million in the third quarter of 2019. Management fees, which include base management and performance incentive fees from PMT were $8.5 million, up from $8.3 million in the prior quarter and down from $10.1 million in the third quarter of 2019. Base management fees were $8.5 million, up from $8.3 million in the prior quarter and $7.9 million in the third quarter of 2019, as a result of higher AUM. Performance-based incentive fees were not earned in the third quarter and are not expected to be earned for some time due to the impact of PMT’s loss in the first quarter of 2020.

The following table presents a breakdown of management fees:

	Quarter ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$8,508	$8,288	$7,914
Performance incentive	-	-	2,184
Total management fees	$8,508	$8,288	$10,098

Net assets of PennyMac Mortgage Investment Trust	$2,281,266	$2,235,277	$2,219,611

Investment Management segment expenses totaled $6.5 million, up 11 percent from the prior quarter and down 5 percent from the third quarter of 2019.

Consolidated Expenses

Total expenses were $391.7 million, up 15 percent from the prior quarter and 45 percent from the third quarter of 2019, driven by higher volumes of activity in the production segment and higher delinquency-related activity and provisions for credit losses in the servicing segment.

Mr. Spector concluded, “PennyMac Financial has a long track record of consistent profitability and value creation throughout its history, including more than seven years as a public company.  Our leading loan production business, historically oriented to the purchase market, and our servicing portfolio of nearly 1.9 million customers position the company to succeed across different market environments.  The expected growth in direct lending and continued loss mitigation activities in our servicing business are positive trends driving PFSI’s success.  So while the macroeconomic outlook remains uncertain, we expect PennyMac Financial’s exceptional financial performance to persist through 2021.”

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Management’s slide presentation will be available in the Investor Relations section of the Company’s website at ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Time) on Thursday, November 5, 2020.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. mortgage loans and the management of investments related to the U.S. mortgage market.

Founded in 2008, the company is recognized as a leader in the U.S. residential mortgage industry. For the twelve months ended September 30, 2020, PennyMac Financial’s production of newly originated loans totaled $170 billion in unpaid principal balance, making it the third largest mortgage lender in the nation. As of September 30, 2020, PennyMac Financial serviced loans totaling $401.9 billion in unpaid principal balance, making it a top ten servicer of loans in the nation.

Additional information about PennyMac Financial Services, Inc. is available at ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, the recently completed corporate reorganization, the expected benefits and market and financial impact of the reorganization and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: our exposure to risks of loss and disruptions in operations resulting from adverse weather conditions, man-made or natural disasters, climate change and pandemics such as COVID-19; the continually changing federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions that may result from any noncompliance with the laws and regulations applicable to our businesses; the mortgage lending and servicing-related regulations promulgated by the Consumer Financial Protection Bureau and its enforcement of these regulations; our dependence on U.S. government-sponsored entities and changes in their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to the Company’s businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; changes in macroeconomic and U.S. real estate market conditions; difficulties inherent in growing loan production volume; difficulties inherent in adjusting the size of our operations to reflect changes in business levels; purchase opportunities for mortgage servicing rights and our success in winning bids; changes in prevailing interest rates; expected discontinuation of LIBOR; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust (NYSE: PMT) as a significant source of financing for, and revenue related to, our mortgage banking business; maintaining sufficient capital and liquidity to support business growth including compliance with financial covenants; our obligation to indemnify third-party purchasers or repurchase loans if loans that we originate, acquire, service or assist in the fulfillment of, fail to meet certain criteria or characteristics or under other circumstances; our obligation to indemnify PMT if its services fail to meet certain criteria or characteristics or under other circumstances; decreases in the returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; the extensive amount of regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among us and our advised entities; the effect of public opinion on our reputation; our recent growth; our ability to effectively identify, manage, monitor and mitigate financial risks; our initiation of new business activities or investment strategies or expansion of existing business activities or investment strategies; our ability to detect misconduct and fraud; our ability to mitigate cybersecurity risks and cyber incidents; our ability to pay dividends to our stockholders; and our organizational structure and certain requirements in our charter documents. You should not place undue reliance on any forward- looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

This press release contains financial information calculated other than in accordance with U.S. generally accepted accounting principles (“GAAP”), such as pretax income excluding valuation items that provide a meaningful perspective on the Company’s business results since the Company utilizes this information to evaluate and manage the business. Non-GAAP disclosure has limitations as an analytical tool and should not be viewed as a substitute for financial information determined in accordance with GAAP.

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	September 30, 2020	June 30, 2020	September 30, 2019
	(in thousands, except share amounts)
ASSETS
Cash	$529,166	$910,257	$201,268
Short-term investments at fair value	102,136	7,746	90,663
Loans held for sale at fair value	9,126,172	4,918,253	4,522,971
Assets purchased from PennyMac Mortgage Investment Trust under agreements to resell pledged to creditors	86,958	90,101	107,678
Derivative assets	578,254	400,302	232,948
Servicing advances, net	393,654	282,285	271,501
Investment in PennyMac Mortgage Investment Trust at fair value	991	1,310	1,667
Mortgage servicing rights	2,333,821	2,213,539	2,556,253
Operating lease right-of-use assets	72,133	73,571	53,384
Receivable from PennyMac Mortgage Investment Trust	122,478	44,329	39,744
Loans eligible for repurchase	17,183,873	13,762,157	892,631
Other	651,229	522,625	332,491
Total assets	$31,180,865	$23,226,475	$9,303,199

LIABILITIES
Assets sold under agreements to repurchase	$7,259,188	$3,759,315	$3,538,889
Mortgage loan participation and sale agreements	535,063	536,395	514,625
Notes payable secured by mortgage servicing assets	1,295,143	1,294,949	1,293,625
Unsecured senior notes	492,358	-	-
Obligations under capital lease	13,957	16,749	23,881
Excess servicing spread financing payable to PennyMac Mortgage Investment Trust at fair value	142,990	151,206	183,141
Derivative liabilities	24,537	21,154	14,035
Operating lease liabilities	92,005	93,605	72,160
Mortgage servicing liabilities at fair value	31,698	29,858	34,294
Accounts payable and accrued expenses	278,403	216,399	215,379
Payable to PennyMac Mortgage Investment Trust	77,136	56,558	61,862
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	35,784	46,158	46,537
Income taxes payable	673,149	736,870	480,559
Liability for loans eligible for repurchase	17,183,873	13,762,157	892,631
Liability for losses under representations and warranties	28,504	25,909	19,968
Total liabilities	28,163,788	20,747,282	7,391,586

STOCKHOLDERS' EQUITY
Common stock—authorized 200,000,000 shares of $0.0001 par value; issued and outstanding 72,400,490, 72,358,167, and 78,434,556 shares, respectively	7	7	8
Additional paid-in capital	1,116,428	1,113,412	1,328,166
Retained earnings	1,900,642	1,365,774	583,439
Total stockholders' equity	3,017,077	2,479,193	1,911,613
Total liabilities and stockholders’ equity	$31,180,865	$23,226,475	$9,303,199

PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

	Quarter ended
	September 30, 2020	June 30, 2020	September 30, 2019
	(in thousands, except earnings per share)
Revenue
Net gains on loans held for sale at fair value	$855,269	$682,173	$235,732
Loan origination fees	75,572	58,948	49,434
Fulfillment fees from PennyMac Mortgage Investment Trust	54,839	52,815	45,149
Net loan servicing fees:
Loan servicing fees	250,368	243,254	224,949
Change in fair value of mortgage servicing rights, mortgage servicing liabilities and excess servicing spread financing	(124,082)	(205,153)	(408,866)
Hedging results	6,521	(15,764)	250,146
Net loan servicing fees	132,807	22,337	66,229
Net interest (expense) income:
Interest income	52,952	47,318	83,452
Interest expense	63,179	53,207	56,380
	(10,227)	(5,889)	27,072
Management fees from PennyMac Mortgage Investment Trust	8,508	8,288	10,098
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	(288)	543	66
Results of real estate acquired in settlement of loans	1,214	296	188
Other	2,298	2,123	2,379
Total net revenue	1,119,992	821,634	436,347
Expenses
Compensation	202,440	179,886	141,132
Servicing	71,110	56,503	47,909
Loan origination	53,752	50,921	34,851
Technology	28,964	21,905	20,385
Professional services	18,307	12,500	9,682
Occupancy and equipment	8,491	8,293	7,257
Other	8,637	11,264	8,934
Total expenses	391,701	341,272	270,150
Income before provision for income taxes	728,291	480,362	166,197
Provision for income taxes	193,131	127,685	44,724
Net income	$535,160	$352,677	$121,473
Earnings per share
Basic	$7.39	$4.53	$1.55
Diluted	$7.03	$4.39	$1.51
Weighted-average common shares outstanding
Basic	72,439	77,790	78,361
Diluted	76,138	80,424	80,382
Dividend declared per share	$0.15	$0.12	$-